AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 3, 1999
                                                 REGISTRATION NO. 333-
==============================================================================

                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM  S-8
                            REGISTRATION  STATEMENT
                                     UNDER
                         THE  SECURITIES  ACT  OF  1933

                          FRIEDE GOLDMAN HALTER, INC.
             (FORMERLY KNOWN AS FRIEDE GOLDMAN INTERNATIONAL INC.) (Exact name of registrant as specified in its charter)

          MISSISSIPPI                                   64-0900067
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or organization)

    13085 INDUSTRIAL SEAWAY ROAD
       GULFPORT, MISSISSIPPI                               39503
(Address of Principal Executive Offices)                 (Zip Code)


                          FRIEDE GOLDMAN HALTER, INC.
                AMENDED AND RESTATED 1997 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                  RICK S. REES
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                          13085 INDUSTRIAL SEAWAY ROAD
                             GULFPORT, MISSISSIPPI
                                 (228) 896-0029
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       CALCULATION  OF  REGISTRATION  FEE

============================================================================================================================
                                                                      PROPOSED
                                                                       MAXIMUM        PROPOSED MAXIMUM
                                                  AMOUNT TO BE      OFFERING PRICE   AGGREGATE OFFERING     AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED             REGISTERED (1)      PER SHARE (2)         PRICE (2)     REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(3)      1,182,412 shares     $8.4375            $9,976,601.25        $2,634
============================================================================================================================

(1) The number of shares of common stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of a share of the Company's common stock on the New York Stock Exchange on December 2, 1999 pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.

(3) Includes associated rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock. The Rights are currently not separable from the shares of Common Stock and are not currently exercisable.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, Friede Goldman Halter, Inc., a Mississippi corporation formerly known as Friede Goldman International Inc. (the "Company"), hereby incorporates by reference the contents of the Company's registration statement on Form S-8 (No. 333-57247) originally filed with the Securities and Exchange Commission (the "Commission") on June 19, 1998 relating to the Friede Goldman Halter, Inc. Amended and Restated 1997 Equity Incentive Plan (then known as the Friede Goldman International Inc. Amended and Restated 1997 Equity Incentive Plan).

ITEM 8.  EXHIBITS.

     Exhibit
     Number      Description
     ------      -----------

     *5.1        Opinion of Watkins & Eager PLLC.

     *23.1 Consent of Watkins & Eager PLLC (included in the opinion filed as Exhibit 5.1 to this registration statement).

     *23.2       Consent of Arthur Andersen  LLP.

     *23.3       Consent of  Ernst & Young LLP.

     *23.4       Consent of Grant Thornton (formerly Doane Raymond).

     *24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

     *99.1 Friede Goldman Halter, Inc. Amended and Restated 1997 Equity Incentive Plan.

     *99.2 Amendment No. 1 to Friede Goldman Halter, Inc. Amended and Restated 1997 Equity Incentive Plan.

___________________
* Filed herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on the 3/rd/ day of December 1999.

                                 FRIEDE GOLDMAN HALTER, INC.


                                 By: /s/ RICK S. REES
                                    --------------------------------
                                    Rick S. Rees
                                    Executive Vice President
                                       and Chief Financial Officer

                               POWER OF ATTORNEY


    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Friede Goldman Halter, Inc. (the "Company") hereby constitutes and appoints Rick S. Rees and Maureen O. Sullivan, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 3rd day of December 1999.

     SIGNATURE                   TITLE
     ---------                   -----

/s/ J. L. HOLLOWAY
--------------------------  Chairman of the Board and Chief Executive Officer
    J. L. Holloway          (Principal executive officer)


--------------------------  Vice Chairman of the Board, President,
     John Dane, III         Chief Operating Officer and Director

/s/ RICK S. REES
--------------------------  Executive Vice President and Chief Financial Officer
     Rick S. Rees           (Principal financial and accounting officer)

/s/ ALAN A. BAKER
--------------------------  Director
      Alan A. Baker

/s/ T. JAY COLLINS
--------------------------  Director
     T. Jay Collins

/s/ ANGUS R. COOPER, II
--------------------------  Director
   Angus R. Cooper, II

/s/ BARRY J. GALT
--------------------------  Director
     Barry J. Galt

/s/ JEROME L. GOLDMAN
--------------------------  Director
    Jerome L. Goldman

/s/ BURT H. KEENAN
--------------------------  Director
     Burt H. Keenan

/s/ GARY L. KOTT
--------------------------  Director
      Gary L. Kott

/s/ KENNETH W. LEWIS
--------------------------  Director
     Kenneth W. Lewis

/s/ RAYMOND E. MABUS
--------------------------  Director
     Raymond E. Mabus

                                 EXHIBIT  INDEX


      Exhibit
      Number         Description
      ------         -----------

     *5.1         Opinion of  Watkins & Eager PLLC.

     *23.1 Consent of Watkins & Eager PLLC (included in the opinion filed as Exhibit 5.1 to this registration statement).

     *23.2        Consent of Arthur Andersen  LLP.

     *23.3        Consent of  Ernst & Young LLP.

     *23.4        Consent of Grant Thornton (formerly Doane Raymond).

     *24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

     *99.1 Friede Goldman Halter, Inc. Amended and Restated 1997 Equity Incentive Plan.

     *99.2 Amendment No. 1 to Friede Goldman Halter, Inc. Amended and Restated 1997 Equity Incentive Plan.

____________________________
* Filed herewith.